Exhibit 99.1
                    NEWS RELEASE
                    Lakes Entertainment, Inc.
                    130 Cheshire Lane
                    Minnetonka, MN 55305
                    952-449-9092
                    952-449-9353 (fax)
                    www.lakesentertainment.com
                    (LACO)
________________________________________________________________
FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030

FOR IMMEDIATE RELEASE:
Tuesday, November 29, 2005
“WORLD POKER TOUR ALL-IN HOLD ‘EM™” TABLE GAME
APPROVED BY GAMING COMMISSION IN NEVADA
Casinos Launching Game in the First Wave Include Bellagio, Mirage and
TI-Treasure Island
MINNEAPOLIS, MN (November 29, 2005) - After a very successful field trial at Bellagio, the Nevada Gaming Commission has approved the formal rollout of the World Poker Tour All-In Hold ‘Em™ table game for use in all casinos within the state of Nevada. Bellagio plans to immediately expand to two tables and the Mirage and TI-Treasure Island intend to debut the game in December.
The World Poker Tour All-In Hold ‘Em™ game will also be unveiled at the Gold Strike in Tunica, MS, in January, bringing the total number of casinos hosting the game to 10. Other locations include Sycuan Resort and Casino (El Cajon, CA), Agua Caliente Casino (Rancho Mirage, CA), Greektown (Detroit, MI), Ameristar Casinos (Kansas City and St. Charles, MO) and Lac Vieux Desert Casino (Watersmeet, MI).
The World Poker Tour All-In Hold ‘Em™ table game capitalizes on the power, success and fan loyalty inspired by the WORLD POKER TOUR®, the breakthrough television show that launched the worldwide poker boom. The show is now seen in more than 120 countries and territories. WPT Enterprises, Inc. (Nasdaq: WPTE), the entertainment and media company that films and produces the WORLD POKER TOUR television series shown on Travel Channel, has licensed its name and brand to the game pursuant to a licensing agreement with Lakes Entertainment, Inc. (LACO). Developed by David Sklansky, a world-renowned poker expert and author, the table game has been licensed to Lakes Entertainment for distribution.
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“We believe that the World Poker Tour All-In Hold ‘Em™ table game provides players the most exciting table game experience possible, under the premier brand in poker. Wherever it has been introduced, it has become one of the most popular games on the casino floor,” said Lakes Entertainment CEO Lyle Berman. “The number one reason that it has proven to be so popular is that it is so ‘player friendly.’ It’s extremely simple—easy to play and to deal.”
Lakes Entertainment has continued to add additional elements and refinements to the game to enhance player and dealer experience. It now includes an unprecedented training module for dealers and supervisors.

The game debuted for its initial Nevada trial on April 22, 2005 at Bellagio. Bill Bingham, Vice President Table Games at Bellagio reported to Lakes Entertainment, “The game has been performing above expectations. The interest level has been very high, and the response from the players and staff has been extremely favorable. As you know we positioned the game in close proximity to our Poker Room, and I believe this has resulted in significant crossover play.”
That was followed by a report from Jason Pool, Vice President Table Games at Lac Vieux Desert in Michigan, who advised: “I just thought I would tell you about the AWESOME numbers. In the last three months the game has been averaging a hold percentage that is 50% above our projections. Three Card (Poker) doesn’t have a chance. Right now World Poker Tour All-In Hold ‘Em™ is the best game we have in the pit...”
World Poker Tour All-In Hold ‘Em™ allows poker fans to experience the same kind of excitement that they have been accustomed to seeing on their television sets when watching the WORLD POKER TOUR. Players can strategize their betting and experience the thrill of making an “all-in” raise or a big bluff. Like the No Limit Texas Hold ‘Em poker played on the WORLD POKER TOUR, the World Poker Tour All-In Hold ‘Em™ table game “takes a minute to learn for a lifetime of action” — to paraphrase WPT commentator Mike Sexton. World Poker Tour All-In Hold ‘Em™ is distinctive, however, in that players only play against the dealer rather than against the other players at the table.
For more information on casino licensing of the World Poker Tour All-In Hold ‘Em™ table game, contact Jack Malisow at Lakes Entertainment (952) 449 7024 or email: jmalisow@lakesentertainment.com. View more on World Poker Tour All-In Hold ‘Em™ at www.lakesentertainment.com.
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More About World Poker Tour All-In Hold ‘Em™

What makes “ World Poker Tour All-In Hold ‘Em™” distinctive is that, unlike the traditional Texas Hold ‘Em played on the Tour, players don’t bet against their fellow players—they bet against the dealer only! The table is specially designed to showcase a new derivation of Texas Hold ‘Em, which is easy to learn, easy to play, and provides plenty of action.
In “ World Poker Tour All-In Hold ‘Em™” each player is required to bet the blind ante on every hand. Then the player has other betting options, including bonus bets on the hole cards and the final value of the hand. For example a Royal Flush pays 500-1, four-of-a-kind pays 40-1, while a “pocket pair” of Aces pays 20-1.”
Once players have seen the hole cards, they can fold, raise the blind ante by betting five times or “go All-In”, by raising ten times the ante bet. Then the action turns to the dealer, who will fold and pay off the blind antes, or call. If the dealer calls (based on specific rules), the play continues with the flop, turn and the river. If the player’s best five-card poker hand beats the dealer’s, the player wins his ante and raise bet.
About WPT Enterprises, Inc.
WPT Enterprises, Inc. (Nasdaq: WPTE) is a company engaged in the creation of internationally branded entertainment and consumer products driven by the development, production, and marketing of televised programming based on gaming themes. WPTE is the creator of the WORLD POKER TOUR®, a television show based on a series of high-stakes poker tournaments that airs on the Travel Channel in the United States and more than 120 countries and territories globally. WPT Enterprises currently licenses its brand to companies in the business of poker equipment and instruction, apparel, publishing, electronic and wireless entertainment, DVD/home entertainment, casino games, and giftware. For show information, tools for improving poker play, and other WPT news, fans may log on to www.worldpokertour.com. The company is also engaged in the sale of corporate sponsorships. WPT Enterprises, Inc. is a majority owned subsidiary of Lakes Entertainment, Inc. Photos and media information can be found online at: www.worldpokertour.com/media.
About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management agreements with five separate Tribes for new casino operations in Michigan, California, and Oklahoma, a total of eight separate casino sites. In addition, Lakes has announced plans to develop a company owned casino resort project in Vicksburg, Mississippi. The Company also owns approximately 62% of WPT Enterprises, Inc. (Nasdaq “WPTE”), a separate publicly held media and entertainment company principally engaged in the development, production and marketing of gaming themed televised programming including the World Poker Tour television series, the licensing and sale of branded products and the sale of corporate sponsorships.
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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, the relisting of Lakes’ common stock on The Nasdaq Stock Market, need for current financing to meet Lake’s operational and development needs; possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; Lakes operates in a highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; reliance on Lakes’ management; the fact that the WPT shares held by Lakes are currently not liquid assets, and there is no assurance that Lakes will be able to realize value from these holdings equal to the current or future market value of WPT common stock. There are also risks and uncertainties relating to WPT that may have a material effect on the Company’s consolidated results of operations or the market value of the WPT shares held by the Company, including WPT’s significant dependence on the Travel Channel as a source of revenue; the potential that WPT’s television programming will fail to maintain a sufficient audience; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPT’s television programming; the risk that WPT may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPT’s relationships with key licensing and strategic partners; and WPT’s dependence on its senior management team. For more information, review the Company’s filings with the Securities and Exchange Commission.